Exhibit 8.1

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2300

Houston, Texas 77002-6760

November 23, 2005

StoneMor Partners L.P.

155 Rittenhouse Circle

Bristol, Pennsylvania 19007

RE:	STONEMOR PARTNERS L.P. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for StoneMor Partners L.P. (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by certain unitholders from time to time pursuant to Rule 415 under the Securities Act of up to 280,952 units representing limited partner interests in the Partnership. We have also participated in the preparation of a Prospectus (the “Prospectus”) forming part of the Registration Statement on Form S-3 to which this opinion is an exhibit. In connection therewith, we prepared the discussion set forth under the caption “Material Tax Considerations” in the Prospectus (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

VINSON & ELKINS L.L.P.